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                                                                    EXHIBIT 10.2



                      ADMINISTRATION AND SERVICES AGREEMENT

         This Administration and Services Agreement effective as of the date written below is entered into by and between Clark/Bardes, Inc., having its principal place of business at Dallas, Texas (hereinafter called "CBI"), and Clark/Bardes Agency of Ohio, Inc., having its principal place of business at Perrysburg, Ohio (hereinafter called "Agency").

                                    RECITALS:

         WHEREAS, CBI is a corporation organized and existing under the laws of the State of Texas;

         WHEREAS, Agency is a corporation organized and existing under the laws of the State of Ohio and authorized to act as a licensed life insurance agent pursuant to the provisions of the Ohio Insurance Code;

         WHEREAS, CBI has available the personnel, services, expertise, and other amenities necessary to carry out certain functions beneficial to and for the proper operation of an Insurance Agent;

         WHEREAS, Agency desires to have available to it such services and assistance to permit Agency to expeditiously and efficiently carry out its duties and functions as a corporation licensed to act as an Insurance Agent in the State of Ohio;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and other valuable consideration herein expressed, the parties hereto agree and state as follows:

                                   ARTICLE I.

                                TERM OF AGREEMENT

         The initial term of the Agreement shall be for a period of three (3) months and shall be automatically extended for additional three (3) month terms thereafter unless thirty (30) days prior to the expiration of any extension either CBI or Agency gives the other written notice that this Agreement is to terminated at the end of such three (3) month term.

                                   ARTICLE II.

                          DUTIES AND OBLIGATIONS OF CBI

         Section 2.01 CBI shall furnish to Agency the materials, services, and assistance set forth in this Section. The facilities, services, personnel, and assistance to be provided by CBI shall include, but are not limited to the following:


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         (a)      perform all bookkeeping and accounting functions;

         (b) establish and maintain all records required by law and by generally accepted accounting principles;

         (c)      furnish all stationery, forms, and supplies;

         (d) provide all necessary clerical and professional staff to perform the above activities in accordance with the standards set forth in this Agreement;

         (e) provide all computer hardware and software capabilities and facilities to expeditiously and efficiently carry out the services to be performed hereunder;

         (f) provide office space, furniture, fixtures, equipment and supplies;

         (g) assist Agency in preparing reports required by governmental regulatory and supervisory authorities;

         (h)      bill and collect all premiums.

         Section 2.02. It is expressly understood that none of the foregoing services, assistance, or amenities furnished by CBI shall be deemed to be services or activities of an Insurance Agent which would require a license from the Ohio Department of Insurance before such act may be performed. Furthermore, and in this same connection, CBI shall be prohibited from performing any actions for which licensure as an Insurance Agent is required.

                                  ARTICLE III.

                                  COMPENSATION

         Agency agrees to pay CBI a sum agreed upon by the parties pursuant to Addendum "A" of this Agreement. The consideration payable pursuant to this Agreement shall be on a flat fee basis and shall not be based on a percentage of revenues of Agency. Because of possible fluctuations in the nature and extent of services rendered by CBI, the agreed upon consideration is subject to renegotiation of the parties on a quarterly basis. For any particular period in which the consideration is not renegotiated by the parties hereto, the consideration paid for that period shall be the same as the amount paid for the previous period. Any renegotiation of the consideration under Addendum "A" of this Agreement shall be evidenced by written document attached to and made a part of this Agreement. The consideration set out in Addendum "A" of this Agreement shall be payable at the principal offices of CBI; neither the failure by Agency to pay the entire amount of the consideration set out in Addendum "A," nor the failure of CBI to demand payment thereof, shall otherwise operate as a waiver of any portion of the consideration required to be paid to CBI pursuant to this Agreement. It is expressly agreed and understood by and between CBI and Agency that no part of the service fee payable under this Agreement shall constitute, directly or indirectly, payment by Agency to CBI for any compensation, remuneration or other valuable consideration for services as an Insurance Agent. It is further acknowledged and understood by


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and between CBI and Agency that the consideration payable under this Agreement shall be reasonable in relationship to the duties performed or facilities provided by CBI. No officer, director or shareholder of Agency, shall be personally liable with respect to the compensation paid to CBI by Agency; the compensation paid to CBI pursuant to this Article shall be the sole responsibility of Agency.

                                   ARTICLE IV.

                        DUTIES AND OBLIGATIONS OF AGENCY

         Section 4.01 Agency is solely responsible for the activities of Agency as an Insurance Agent and for the activities of its producers, solicitors, agents, sub-agents, or employees in the course and scope of their activities performed on behalf of Agency.

         Section 4.02 Agency is responsible for securing and maintaining any license required in order to act as an Insurance Agent in the State of Ohio or any other jurisdiction and for assuring that producers, solicitors, agents, sub-agents or employees secure the appropriate agents license. Agency is ultimately responsible for the preparation and filing on a timely basis with the appropriate governmental authority any and all reports required by such governmental authority as respects the operation of Agency as an Insurance Agent.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

         Section 5.01. The parties agree to cooperate fully with each other with respect to any governmental investigation, or administrative or judicial proceeding, or consumer complaint with respect to the transaction of an insurance agency business by Agency. Each party shall consult with any other party hereto before responding to any such investigation, administrative or judicial proceeding, or consumer complaint, and each party shall keep the other fully advised as to the status thereof.

         Section 5.02. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral understanding between the parties with respect to the subject matter hereof. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective subsidiaries, affiliates, successors and assigns of the parties hereto. Neither this Agreement nor any of the rights, obligations, or liabilities hereunder shall be assigned by CBI or Agency without the prior written consent of the other party; any such assignment shall be evidenced by a written document attached hereto and made a part of this Agreement. Any assignment in violation of this Section shall be null and void at the non-assigning party's option.

         Section 5.03. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.



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         Section 5.04. If any act at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, court costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

         Section 5.05. Any notices to be given hereunder by one party to the other may be affected by personal delivery in writing or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated upon actual receipt; mailed notices shall be deemed communicated as of five (5) days after deposit in the mail.

         Section 5.06 Agency shall indemnify CBI to the maximum extent permitted by applicable law against all costs, charges and expenses incurred or sustained by CBI in connection with any third party action, suit or proceeding in which CBI may be made a party by reason of this Agreement, save and except for acts of willful or wanton misconduct by CBI.

         Section 5.07 CBI shall indemnify Agency to the maximum extent permitted by applicable law against costs, charges and expenses incurred or sustained by Agency in connection with any third party action, suit or proceeding in which Agency may be made a party by reason of this Agreement, save and except for acts of willful or wanton miscount by Agency.

         Section 5.08. This Agreement may be amended from time to time by the parties hereto; provided, however, any such amendment shall be evidenced by written instrument which is attached hereto and made a part of this Agreement.

         Section 5.09. Should any portion of this Agreement be void or invalid, the remaining portion of this Agreement shall be of full force and effect as if the void or invalid portion was severable and not in this Agreement.

         Section 5.10. Nothing herein shall be construed to permit CBI, directly or indirectly, to act as an Insurance Agent in the State of Ohio without securing the appropriate license.

         Section 5.11. This Agreement may be executed in two (2) or more counterparts each of which shall be deemed a duplicate original.

         Section 5.12. Nothing in this Agreement is intended to nor does it create the relationship of joint venturer or partner between CBI and Agency.

                                       VI.

                                   TERMINATION

         Section 6.01. This Agreement shall terminate upon the occurrence of any on the following events.



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         (a)      Effective immediately upon breach of any provision of this
                  Agreement by CBI or Agency;

         (b) Effective upon written notice to a party because of fraud or dishonesty by such party, provided that such notice shall be given promptly upon discovery of such fraud or dishonesty;

         (c) Effective immediately if any party at any time becomes insolvent or goes into liquidation or bankruptcy either voluntarily or compulsorily;

         (d) Effective on the first day of the month following the month in which any party shall discontinue operating its business or cease operations; or

         (e) By delivery through U.S. mail, or by hand, a written notice of termination giving at least sixty (60) days notice of termination of this Agreement by any party.

         Section 6.02. Anything contained herein to the contrary notwithstanding, in the event of termination of this Agreement, CBI shall be entitled to compensation earned to date of termination as provided in this Agreement computed pro rata up to and including such date and shall further be entitled to perform such additional services or functions, which CBI, in its sole discretion, shall deem necessary in order to wind up affairs relating to this Agreement.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Administration and Services Agreement which is effective as of the _____________ day of _________________, 199_.


                                       CLARK/BARDES, INC.

                                       By: /s/ [ILLEGIBLE]
                                          ------------------------------------
                                                              , President
                                          --------------------

                                          --------------------
                                          Date

                                       CLARK/BARDES AGENCY OF OHIO, INC.

                                       By: /s/ [ILLEGIBLE]
                                          ------------------------------------
                                                              , President
                                          --------------------

                                          --------------------
                                          Date





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                                  ADDENDUM "A"

         This Addendum "A" is hereby attached to and made a part of that certain Administration and Services Agreement ("Agreement") by and between Clark/Bardes, Inc. (hereinafter referred to as "CBI") and Clark/Bardes Agency of Ohio, Inc. (hereinafter referred to as "Agency").

         This Addendum "A" more specifically sets out the compensation due CBI by Agency pursuant to Article III of the Administration and Services Agreement to which this Addendum is attached and made a part thereof. The parties hereto agree that Agency shall compensate CBI for performance of CBI's duties under the Agreement to which this Addendum is attached and made a part as follows:

         The charges and fees pursuant to this Agreement shall be an amount equal to the cost incurred by CBI in providing the services, personnel and property hereunder, determined by generally accepted accounting principles and allocated on a reasonable and equitable basis, plus an amount equal to _________ percent (_____%) of such cost.

         The above consideration is subject to renegotiation in accordance with the provisions of Article III of the Agreement to which this Addendum is attached and made a part there of. Any renegotiation of the consideration set out in this Addendum "A" shall be evidenced by written document to be attached and made a part of the Administration and Services Agreement.

         EXECUTED on this _________ day of _________, 199__ and effective as of the date of the Agreement.


                                       CLARK/BARDES, INC.

                                       By:  /s/ [ILLEGIBLE]
                                          ------------------------------------
                                                              , President
                                          --------------------


                                       CLARK/BARDES AGENCY OF OHIO, INC.

                                       By:
                                          ------------------------------------
                                                              , President
                                          --------------------




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